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                                                               EXHIBIT 99.1(c)


                            FORM OF ARTICLES SUPPLEMENTARY
                                          OF
                        PRUDENTIAL MORTGAGE INCOME FUND, INC.

                                    * * * * * * *
                             Pursuant to Section 2-208.1
                       of the Maryland General Corporation Law
                                    * * * * * * *

    Prudential Mortgage Income Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

    FIRST:    The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

    SECOND:   The total number of shares of all classes of stock which the
Corporation has authority to issue is 500 million shares of common stock, par value of $.01 each, having an aggregate par value of $5,000,000.

    THIRD:    Heretofore, the number of authorized shares of which the
Corporation has authority to issue was divided into three classes of shares, consisting of 166,666,666 shares of Class A Common Stock, 166,666,666 shares of Class B Common Stock and 166,666,668 shares of Class C Common Stock.

    FOURTH:   In accordance with Section 2-105(c) of the Maryland General
Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on May 9, 1996, the number of authorized shares of which the Corporation has authority to issue is hereby divided into four classes of shares, consisting of 125,000,000 shares of Class A Common Stock, 125,000,000 shares of Class B Common Stock, 125,000,000 shares of Class C Common Stock and 125,000,000 shares of Class Z Common Stock.

    FIFTH:    The Class Z shares shall represent the same interest in the
Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the

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Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

    IN WITNESS WHEREOF, PRUDENTIAL MORTGAGE INCOME FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on _______________, 1997.


                             PRUDENTIAL MORTGAGE INCOME FUND, INC.



                             By
                                  ---------------------
                                  Robert F. Gunia
                                  Vice President


Attest:
         -------------------
         S. Jane Rose
         Secretary


    THE UNDERSIGNED, Vice President of Prudential Mortgage Income Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                       ----------------------
                                       Robert F. Gunia
                                       Vice President